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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-47682 of iPCS, Inc. of our report dated November 14, 2000, except for Note 18, as to which the date is December 29, 2000, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Davenport, Iowa
January 8, 2001